SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  7/31/2007
File number 811-5686
Series No.: 5

72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                        $18,761
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                        $4,891
         Class C                                        $1,408
         Class R                                        $225
         Investor Class                                 $5,902
         Institutional Class                            $249

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                        000.3589
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                        000.3124
         Class C                                        000.3116
         Class R                                        000.3429
         Investor Class                                 000.3594
         Institutional Class                            000.3896

74U.  1. Number of shares outstanding (000's Omitted)
         Class A                       52,439
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                        12,819
         Class C                                        4,373
         Class R                                        760
         Investor Class                                 15,585
         Institutional Class                            1,514

74V.  1. Net asset value per share (to nearest cent)
         Class A                        $6.11
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                                        $6.12
         Class C                                        $6.10
         Class R                                        $6.10
         Investor Class                                 $6.12
         Institutional Class                            $6.12